EXECUTION COPY
SECOND AMENDMENT TO
DISTRIBUTION AGREEMENT

This second Amendment (this “Amendment”) to the Distribution Agreement dated as of May 31, 2017 (the “Agreement”), is entered into on May 20, 2019 (the “Execution Date”) by and between RMB Investors Trust (the “Client”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of June 21, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Client (the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of three Funds; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the addition of RMB Small Cap Fund, RMB SMID Cap Fund, and RMB Dividend Growth Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

RMB INVESTORS TRUST                FORESIDE FUND SERVICES, LLC

By:    /s/ Walter Clark                By:    /s/ Mark Fairbanks
Name:    Walter Clark                        Mark Fairbanks
Title:    President                        Vice President

DISTRIBUTION AGREEMENT

Appendix A

Effective as of June 21, 2019

FUNDS:

RMB Fund
RMB Mendon Financial Long/Short Fund
RMB Mendon Financial Services Fund
RMB Japan Fund
RMB International Fund
RMB International Small Cap Fund
RMB Small Cap Fund
RMB SMID Cap Fund
RMB Dividend Growth Fund

A-1